UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 4, 2007

Duff & Phelps Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (212) 871-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On October 4, 2007, Duff & Phelps, LLC (the “Borrower”), Duff & Phelps Acquisitions, LLC, as one of the guarantors, the persons designated as “Lenders” thereto and General Electric Capital Corporation, in its capacity as Administrative Agent entered into Amendment No. 7 (“Amendment No. 7”) to the Credit Agreement, dated as of September 30, 2005 (as amended by Amendment No. 1, dated as of June 14, 2006, Amendment No. 2, dated as of October 31, 2006, and Amendment No. 5, dated as of August 31, 2007, and subject to a Consent and Waiver No. 3, dated as of October 31, 2006, Waiver No. 4, dated as of March 30, 2007, and Waiver No. 6, dated as of September 25, 2007, the “Credit Agreement”).  Amendment No. 7 (i) amends and restates the definition of “Capital  Expenditures;” and (ii) amends the maximum amount of Capital Expenditures permitted during Fiscal Year 2007 and each fiscal year thereafter from $6,000,000 to an amount equal to 3% of the net revenues generated by the Borrower and its subsidiaries for such fiscal year.

The Company is filing Amendment No. 7 to the Credit Agreement as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits

(c)   Exhibits.

10.1

Amendment No. 7, dated as of October 4, 2007, to the Credit Agreement, dated as of September 30, 2005, by and among Duff & Phelps, LLC, Duff & Phelps Acquisitions, LLC, the persons designated as “Lenders” thereto and General Electric Capital Corporation.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

	By:	/s/ Edward S. Forman
	Name:	Edward S. Forman
	Title:	Executive Vice President, General
Counsel and Secretary

Dated: October 9, 2007

DUFF & PHELPS CORPORATION
CURRENT REPORT ON FORM 8-K
Report dated October 4, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 7, dated as of October 4, 2007, to the Credit Agreement, dated as of September 30, 2005, by and among Duff & Phelps, LLC, Duff & Phelps Acquisitions, LLC, the persons designated as “Lenders” thereto and General Electric Capital Corporation.